Exhibit 99.1

  Edward Rawlinson Promoted to Chief Operating Officer of Digital Fusion


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Sept. 21, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced the promotion of vice president of engineering services Edward Rawlinson to chief operating officer, effective October 1st. Rawlinson will report to the company's president Gary S. Ryan. As COO, Rawlinson will focus his attention on Digital Fusion's long-term business and operational strategies.
    "This appointment is a logical progression for Ed which allows him to continue to leverage his skills and experience in assuming the wider operational responsibilities of COO," stated Frank Libutti, chairman and CEO. "Naming Ed as chief operating officer is in recognition of his contribution to the company and tremendous experience," said Gary Ryan, president. "He has played a significant role in developing and integrating the company's services."
    Rawlinson joined Digital Fusion in September 2004 as the vice president of engineering services. He has over 30 years experience in the Ballistic Missile Defense industry specializing in the analysis, development and test of missile systems, and holds Bachelor's and Master's degrees in Aerospace Engineering from Auburn University. Prior to joining Digital Fusion, Mr. Rawlinson was the group director for Advanced Technology at SYColeman, a subsidiary of L-3 Communications Corporation.

    About Digital Fusion

    Digital Fusion, headquartered in Huntsville, Al., is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.



    CONTACT: Digital Fusion, Inc., Huntsville
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com